C4 Development Ltd.

Rm 1306, Winful Centre, 30 Shing Yip Street, Kwun Tong, Kln., Hong Kong
Tel: 852-34210580 Fax: 852-34210583

Performa Invoice

Company: Larry Lawerence
Address:

Attn:
Phone:
Fax:

Date: 23/1/2014
Order no.:
Rep.:
PI No.: PI1104

Item	Description	Qty	Unit price USD	Total USD
1	Development Fee of Ignition Interlock (Mould Included) (Refundable after 500 sets in the first 12 months)			$30,000.00
			Total:	$30,000.00

Payment Terms: T/T before delivery (Excluding your bank charge)
Bank Name: Bank of China (Hong Kong) Ltd.
Branch: Telford Garden Branch
Branch Address: Shop P20, Telford Gardens, Kowloon Bay, Kln., Hong Kong
Swift Code: BKCHHKHH
A/C Name: C4 Development Ltd.
A/C No.: 012-735-92-00939-1

Confirm and Accepted by:

Authorised signature